Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Gateway Energy Corporation:

     We consent to use in this Form-8/KA of Gateway Energy Corporation of our report dated March 2, 2009, with respect to the financial statements of CEU TX NPI, LLC for the period January 1, 2008 through September 30, 2008 and the years ended December 31, 2007 and 2006.



/s/  Pannell Kerr Forster of Texas, P.C.
----------------------------------------
     Pannell Kerr Forster of Texas, P.C.


Houston, Texas
March 4, 2009